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                                   EXHIBIT A
                                   ---------

Name:                   Muriel F. Siebert
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Citizenship:            United States
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Principal Occupation:   Chair, President and Director of the
--------------------    Issuer

Address of Principal    Siebert Financial Corp.
Business:               885 Third Avenue, Suite 1720
--------------------    New York, NY 10022

Address of Principal    Siebert Financial Corp.
Office:                 885 Third Avenue, Suite 1720
--------------------    New York, NY 10022